EXHIBIT 20.1


FIRST CONSUMERS CREDIT CARD MASTER NOTE TRUST
Monthly Noteholders' Statement
Series 2001-A


Monthly Period:	March 2001
Accrual Period:	March 15 - April 15
Days in Accrual Period:	32


Pursuant to the Master Indenture, dated as of March 1, 2001
(as amended and supplemented, the "Indenture"), between First Consumers Credit Card Master Note Trust (the "Issuer") and
The Bank of New York, as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 2001-A Indenture Supplement (the "Indenture Supplement"), dated as of March 1, 2001, between the Issuer and the Indenture Trustee, First Consumers National Bank, as Servicer (the "Servicer") under the Transfer and Servicing Agreement, dated as of March 1, 2001 (the "Transfer, and Servicing Agreement") between the Servicer and the Issuer is required to prepare certain information each month, certain information each month regarding current distributions to the Series 2001-A Noteholders and the performance of the Trust during the previous month. The information required to be prepared with respect to the Distribution Date of April 16, 2001 and with respect to the performance of the Trust during the month of March, 2001 is set forth below. Capitalized terms used herein are defined in the Indenture and the Indenture Supplement.

Information regarding distributions in respect of the Class A Notes:

    1.  The total amount of the distribution in respect of
        Class A Notes..........$2,946,533
    2.  The amount of the distribution set forth in
        paragraph 1 above in respect of principal on the
        Class A Notes..........$0
    3.  The amount of the distribution set forth in
        paragraph 1 above in respect of interest on the
        Class A Notes..........$2,946,533
    4.  The total amount of the distribution in respect of
        Class B Notes..........$458,483
    5.  The amount of the distribution set forth in
        paragraph 4 above in respect of principal on the
        Class B Notes..........$0
    6.  The amount of the distribution set forth in
        paragraph 4 above in respect of interest on
        Class B Notes..........$458,483
    7.  The total amount of the distribution in respect of
        Class C Notes..........$307,939
    8.  The amount of the distribution set forth in
        paragraph 7 above in respect of principal on
        Class C Notes..........$0
    9.  The amount of the distribution set forth in
        paragraph 7 above in respect of interest on
        Class C Notes..........$307,939


I. Receivables

A.1	Beginning of the Month Principal Receivables       $1,085,999,640
A.2	Beginning of the Month Finance Charge Receivables  $   29,087,485
A.3	Beginning of the Month Discount Option Receivables $            0
A.4	Beginning of the Month Total Receivables           $1,115,087,125

B.1	Removed Principal Receivables                      $            0
B.2	Removed Finance Charge Receivables                 $            0
B.3	Removed Total Receivables                          $            0

C.1	Additional Principal Receivables                   $            0
C.2	Additional Finance Charge Receivables              $            0
C.3	Additional Total Receivables                       $            0

D.1	Discount Option Receivables Generated this Period  $            0
D.2	Net Recoveries for month of: March, 2001           $            0
D.3	End of the Month Principal Receivables             $1,079,103,000
D.4	End of the Month Finance Charge Receivables        $   26,245,340
D.5	End of the Month Discount Option Receivables       $            0
D.6	End of the Month Total Receivables                 $1,105,348,341

E.1	Excess Funding Account Balance                     $            0
E.2	Aggregate Principal Balance                        $1,079,103,000
E.3	Minimum Aggregate Principal Balance                $  642,000,000
E.4	End of the Month Seller Amount                     $  479,103,000
E.5	Principal Collections for prior Monthly
          Period designated as Seller Interest             $            0
E.6	Minimum Seller Amount                              $   42,000,000


II.	Delinquencies and Losses

End of the Month Delinquencies                             Receivables
A.1	30-59 Days Delinquent                              $   31,468,878
A.2	60-89 Days Delinquent                              $   26,876,436
A.3	90+ Days Delinquent                                $   60,359,417
A.4	Total 30+ Days Delinquent                          $  118,704,731

B.1	Defaulted Receivables During the Month             $   13,350,551


III.	Note Principal Balances

A.1	Beginning of the Month Aggregate Note
          Principal Balance                                $  561,000,000
A.2	Class A Note Principal Balance                     $  462,000,000
A.3	Class B Note Principal Balance                     $   63,000,000
A.4	Class C Note Principal Balance                     $   36,000,000
A.5	End of the Month Aggregate Note
          Principal Balance                                $  561,000,000
A.6	Initial Excess Collateral Amount                   $   39,000,000


IV. Series 2001-A Information

A.1	Investor Percentage                                         55.60%
A.2	Available Finance Charge Collections               $   16,173,147
A.3	Investor Default Amount                            $    6,640,837
A.4	Investor Uncovered Dilution Amount                 $            0
A.5	Monthly Servicing Fees                             $      866,667
A.6	Available Principal Collections                    $   69,106,184
A.7	Excess Finance Charge Collections                  $            0
A.8	Shared Principal Collections                       $            0
A.9	Reserve Account Balance                            $            0
A.10	Spread Account Balance                             $            0


V.	Application of Collections

A.1	Class A Monthly Interest                           $    2,946,533
A.2	Class B Monthly Interest                           $      458,483
A.3	Class C Monthly Interest                           $      307,939
A.4	Class A Net Swap Payment                           $      197,313
A.5	Class B Net Swap Payment                           $       27,265
A.6	Class A Net Swap Receipt                           $            0
A.7	Class B Net Swap Receipt                           $            0
A.8	Monthly Servicing Interest                         $      866,667
A.9	Investor Default Amount                            $    6,640,837
A.10	Investor Uncovered Dilution Amount                 $            0
A.11	Investor Charge Offs and Reallocated Principal
          Collections not Previously Reimbursed            $            0
A.12	Amounts to be Deposited in the Reserve Account     $            0
A.13	Amounts to be Deposited in the Spread Account      $            0

Excess Finance Charge Collections:
B.1	Total Excess Finance Charge Collections
          for all Allocation Series                        $            0

Shared Principal Collections
C.1	Total Shared Principal Collections
          for all Allocation Series                        $            0


VI.	Yield and Base Rate

A.1	Base Rate (Current Month)                                    9.61%
A.2	Base Rate (Prior Month)                                       N/A
A.3	Base Rate (Two Months Ago)                                    N/A
A.4	Three Month Average Base Rate                                9.61%

B.1	Portfolio Yield (Current Month)                             19.06%
B.2	Portfolio Yield (Prior Month)                                 N/A
B.3	Portfolio Yield (Two Months Ago)                              N/A
B.4	Three Month Average Portfolio Yield                         19.06%


VII. Principal Collections

A.1	Monthly Principal                                  $            0
A.2	Principal Accumulation Account Balance             $            0
A.3	Series 2001-A Principal Shortfall                  $            0
A.4	Shared Principal Collections Allocable
          from Other Principal Sharing Series              $            0


VIII.	Investor Charge Offs and Reductions

A.1	Investor Charge Offs                               $            0
A.2	Reallocated Principal Collections                  $            0
A.3	Reductions in Collateral Amount
         (Other than by Principal Payments)                $            0
A.4	Reductions in Collateral Amount due to
          Application of Available Principal Collections
          as Shared Principal Collections                  $            0
A.5	Previous Reductions in Collateral
          Amount Reimbursed                                $            0





Bank of New York Midwest Trust Company
as Paying Agent



First Consumers National Bank
as Servicer



By:     /s/ Scott A. Spinks
Name:	Scott A. Spinks
Title:	Budget and Reporting Manager

NOTE:   The above numbers may be subject to adjustment based on quarter-end final figures.  In such event, the Servicer will forward a revised Statement.